EXHIBIT 99.1


               National Beverage Adds `FIZZ' to NASDAQ

             Completes Move to NASDAQ Global Select Market

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--June 13, 2007--National Beverage Corp. (NASDAQ:FIZZ) has completed its previously announced move to the NASDAQ Global Select Market, with trading commencing yesterday under the ticker symbol FIZZ.

    Existing shareholders of National Beverage will experience no other changes, and their common stock is converting automatically to the NASDAQ. According to NASDAQ, National Beverage is the largest beverage company by sales listed on NASDAQ.

    "This move to FIZZ is part of our plan to continue delivering shareholder value," stated S. Lee Kling, Board member and Chairman of the Company's recently formed special committee. "The beverage industry is in a dramatic time of transition and so is National
Beverage."

    "While we have been pleased with the support of our AMEX specialist, we believe that this move allows us to improve liquidity and execution times, while improving corporate visibility. The change to NASDAQ, along with our other recent strategic undertakings, is designed to benefit our current and future investors, employees and consumers," Mr. Kling concluded.

    National Beverage is highly innovative, making it unique, as a pace-setter in the changing soft-drink industry. Its lineup of refreshment products consisting of - Energy Drinks and Fortified Powders, Vitamin Enhanced juices and waters, and new-to-come beverage supplements are geared toward the lifestyle/health-conscious consumer.

    Shasta(R) - Faygo(R) - Everfresh(R) and LaCroix(R) are aligned with Rip It(R) and FREEK(TM) energy products to make National
Beverage...America's Flavor--Favorite - soft-drink company.

    Fun, Flavor and Vitality...the National Beverage Way

    Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, Office of the Chairman, 954-581-0922